Exhibit 3.2

                         BY-LAWS OF CHoPP COMPUTER CORP.

Principal Office        SECTION 1. The principal office of this Corporation is
                        in the City of Reno, County of Washoe, State of Nevada.

Seal SECTION 2. The seal of this Corporation shall set forth its name, the date of its incorporation, i.e., CHoPP COMPUTER CORP., September 24, 1996, and the State of its incorporation, i.e., NEVADA.

Directors               SECTION 3. The corporate powers of this Corporation
                        shall be vested in and exercised by a board of one (1) director, but such number may be increased or decreased by amendment to these By-Laws or as provided by the General Corporation Law of the State of Nevada.

Stockholders'           SECTION 4. (a) All meetings of stockholders shall be
Meeting                 held in the principal office of this Corporation unless
                        otherwise specifically appointed in the notice of such meeting.

                              (b) The Annual Meeting of the stockholders of this
                        Corporation for the election of directors, all of which directors shall be elected annually, and for the transaction of such other business as may be before the meeting, shall be held on the first Thursday in the month of September of each year, if not a legal holiday, and if a legal holiday, on the next succeeding business day.

                              (c) Special meetings of the stockholders may be
                        called at any time by the President, or by one (1) or more directors, and such meeting shall be held either within or without the State of Nevada, at such place as shall be appointed in the notice thereof.

                              (d) The Secretary, or an Assistant Secretary,
                        shall give written notice by mail of annual and special meetings of stockholders to each stockholder of record entitled to vote thereat, at least ten (10) days, but in no event more than sixty (60) days, prior to any such meeting.

                              (e) The transaction of any meeting of
                        stockholders, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after the regular call and notice, if a quorum be present either in person, or by

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                        proxy, and if either before or after the meeting, at
                        least a majority of the stockholders entitled to vote sign a written waiver of notice or consent to the holding of such meeting, or an approval of the minutes thereof.

                              (f) The holders of a majority of the stock of this
                        Corporation issued and outstanding, and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business. If such majority shall not be present or represented by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or by proxy shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present; provided, that if a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. At such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally called.

Proxies and             SECTION 5. Each stockholder having the right to vote at
Voting Rights           any meeting of the stockholders of this Corporation
                        shall be entitled to vote in person, or by proxy appointed by an instrument in writing, subscribed by such stockholder. No proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the stockholder executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Proxies shall be filed with the Secretary immediately after the meeting is called to order. Each stockholder shall have one (1) vote for each voting share of stock registered in his name on the books of this Corporation on the date of closing the books of this Corporation against transfers of stock, or on the record date fixed for the determination of stockholders entitled to vote at such meeting, or, if the books be not closed or a record date fixed, then on the date of such meeting. Upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot.

Officers SECTION 6. (a) Immediately after the adjournment of the Annual Meeting of stockholders at which the directors were elected, the directors shall hold a meeting for the purpose of organization. They shall elect a President, one or more Vice


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                        Presidents, a Secretary and a Treasurer, and such
                        Assistant Secretary and Assistant Treasurers as they shall deem advisable, and, if necessary, a General Partner. Any two or more offices may be held by the same person.

                              (b) The Board of Directors shall determine the
                        duties of all officers, fix their salaries and terms of office, and shall have the power to remove any officer and to fill the vacancy thereby made.

Directors               SECTION 7. (a) There shall be a regular meeting of the
                        Board of Directors of this Corporation at the principal office of this Corporation on the first Thursday of the month of March if not a legal holiday, and if a legal holiday, then on the next succeeding business day, and no notice of such regular meetings of the Board of Directors need be given, and notice thereof is hereby dispenses with.

                              (b) Special Meetings of the Board of Directors
                        shall be called at any time by the President or the Secretary, or by any member of the Board, and such meetings may occur within or without the State of Nevada, and at such place as may be appointed in the notice thereof. Notice of such meetings shall be given orally, or in writing, at least five (5) hours before the time fixed for any such meeting.

                              (c) The transactions of any meeting of the Board
                        of Directors, however called and noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, at least a majority of the directors sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records, or made a part of the minutes of the meeting.

                              (d) A majority of the directors shall constitute a
                        quorum at all meetings.

                              (e) If the Board of Directors shall be equally
                        divided respecting the management of the property, business and/or affairs of the Corporation, or any aspect thereof or any transaction involved therein, or shall be equally divided on any question, dispute or controversy, and such equal division


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                        concerns a proper subject for action by the Board, no
                        shareholder or director shall have the right to have the Corporation dissolved or shall have any other legal right in a suit at law or in equity because of such deadlock. Any such equal division shall be submitted to arbitration in the following manner:

                                            (1) Upon written request of any
                              director submitted to the other directors the Board shall within five (5) days of such request select two (2) arbitrators, each director having in such selection the right to two votes under a system of cumulative voting; whereupon such two arbitrators shall select a third arbitrator within five (5) days from the date on which the last of the two (2) arbitrators were selected. If the Board of Directors has not selected two (2) arbitrators within said five (5) day period or if the two (2) selected arbitrators are unable to agree upon the third arbitrator within the aforesaid period of time then the Judge of Department No. 1 of the Second Judicial District Court of the State of Nevada, in and for the Country of Washoe, shall appoint those arbitrators that have not been selected.

                                            (2) A majority of the arbitrators
                              shall decide, resolve and determine the matters respecting which the Board may be equally divided, including (but not limited to) all collateral matters such as whether such matter is a proper subject for action by the Board of Directors, whether such matters have been properly submitted to them for decision, whether the Board is actually equally divided, and whether this section and the provisions for arbitration hereunder are properly involved and applicable, to the end that all questions, disputes and controversies be resolved, determined and adjudged by a majority of the arbitrators; and the decision of such majority of the arbitrators on all matters submitted to them hereunder shall be conclusive and binding upon the Board of Directors, the Corporation and the shareholders.

                                            (3) The arbitrators shall conduct
                              the arbitration proceedings in accordance with the rules of the American Arbitration Association, as then in effect, insofar as such rules are not in conflict with this section.

                                            (4) The decision of a majority of

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                              the arbitrators shall be final and conclusive,
                              shall be the equivalent of a resolution
                              unanimously passed by the full Board at a meeting duly convened, and shall not be revoked or amended or overruled except by unanimous action of the Board of Directors or the shareholders of the Corporation. Such decision shall be forthwith filed with the Secretary of the Corporation; and if necessary judgment on such decision may be entered in the highest court of the forum having jurisdiction.

                              (f) Directors need not be stockholders. Directors,
                        as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance if any, may be allowed for attendance at any regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving this Corporation in any other capacity and receiving compensation therefor.

Vacancies in Board      SECTION 8. (a) Vacancies in the Board of Directors may
of Directors            be filled by a majority of the remaining directors,
                        though less than a quorum, and each director so elected shall hold office until his successor is elected at an annual meeting or at a special meeting called for that purpose.

                              (b) A vacancy or vacancies shall be deemed to
                        exist in the case of the death, resignation or removal of any director, or if the voting stockholders shall increase authorized number of directors but shall fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional directors so provided for; or in case the voting stockholders shall fail at any time to elect the full number of authorized directors.

                              (c) The voting stockholders may at any time elect
                        directors to fill any vacancy not filled by the directors at the meeting at which an amendment of the Articles or By-Laws is voted authorizing an increase in the number of directors.

                              (d) No reduction of the number of directors shall
                        have the effect of removing any director prior to the expiration of his term of office.


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Duties of               SECTION 9. The officers of this Corporation shall have
Officers general and active management of the business and affairs of this Corporation, and shall perform such other acts as shall be required by the Board of Directors.

Duties of               SECTION 10. The President shall be the chief executive
President               office of this Corporation, and it shall be the duty of
                        the President to preside at all meetings of the stockholders and of the directors, and to sign all bonds, mortgages and contracts, requiring the seal of this Corporation, and such other instrument in writing as the Board of Directors shall require.

Duties of Vice          SECTION 11. The Vice President(s) shall exercise the
President               functions of the President during the absence or
                        disability of the President and shall have such powers and such duties as may be assigned to him (or them) from time to time by the Board of Directors.

Duties of               SECTION 12. (a) The Secretary shall give due notice of
Secretary and           all meetings of the stockholders, if notice shall be
Assistant               required. He shall take the minutes of all such meetings
Secretaries             and also of all meetings of the Board of Directors, and
                        make due record of the same. he shall prepare and keep such record and account books of this Corporation as it may require and the Board of Directors may prescribe. He shall countersign all papers and documents requiring the signature of the President. he shall be custodian of the seal of this Corporation and shall have authority to affix it to all papers and documents requiring the seal of this Corporation.

                              (b) The Assistant Secretary or Secretaries shall
                        perform the duties of the Secretary in his absence or disability and such other duties as the Board of Directors shall prescribe.

Duties of               SECTION 13. (a) The Treasurer shall have custody of the
Treasurer and           corporate funds and securities of this Corporation and
Treasurers Assistant    shall prepare and keep accurate accounts of receipts and
                        disbursements as the business of this Corporation may require and the Board of Directors may prescribe, and shall deposit all moneys and other valuable effects in the name and to the credit of this corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of this Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and


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                        Directors, at the regular meeting of the Board of
                        Directors or whenever they may otherwise require, an account of all his transactions as Treasurer and of the financial condition of this Corporation.

                              (b) The Assistant Treasurer or Treasurers shall
                        perform the duties of the Treasurer in his absence or disability and such other duties as the Board of Directors may properly require.

Issuance                SECTION 14. (a) Certificates of stock of this
of Stock                Corporation shall be in such form not inconsistent with
                        the Articles of Incorporation and By-Laws as shall be approved by the Board of Directors, shall be issued under the seal of this Corporation, shall be numbered and shall be entered in the books of this Corporation as they are issued. They shall exhibit the holder's name and the number of shares owned by him and shall be signed by the President or Vice President and the Secretary or an Assistant Secretary.

                              (b) The written assent of the holders of a
                        majority of the voting stock of this Corporation shall be effectual to repeal or amend any By-Law or to adopt additional By-Laws. No power is reposed or vested in the Board of Directors of this Corporation to amend these By-Laws or to adopt new By-Laws.

Voting                  SECTION 15. Unless otherwise ordered by the Board of
Upon                    Directors, the President of the Corporation, or in his
Stock                   absence, the Executive Vice President thereof, or in the
                        absence of both, the Vice President(s) thereof, shall have full power and authority on behalf of the Corporation to attend to and act and to vote at any meeting of the stockholders of any corporation in which this Corporation may hold stock, and at such meeting shall possess and may exercise on behalf of this Corporation any and all rights and powers incident to the ownership of said stock, and which, as the owner thereof, this Corporation might have possessed and exercised if present in person. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

            I hereby certify that the foregoing By-Laws were duly adopted by resolution of the Board of Directors at the First Meeting of said Board on Oct 7, 1996; that a


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quorum was present and that said resolution was duly recorded in the Minutes of said Corporation and has not been revoked, amended or repealed.


                                        /s/ Alison B. Hicks
                                        ---------------------------------
                                        Secretary


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              ANTS software.com Certificate of Amendment of Bylaws

      The undersigned, the Secretary of ANTS software.com, a Nevada corporation (the "Company") hereby certifies that on June 22, 2000, Section 3 of the Bylaws of this Corporation was amended and restated in its entirety to read in full as follows:

"The corporate powers of this Corporation shall be vested in and exercised by a Board of five (5) Directors, such number of directors to be increased or decreased by amendment to these Bylaws by the vote or written consent of this Board of Directors or by the shareholders of this Corporation, or as otherwise provided by the General Corporation Law of the state of Nevada."

            IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 27th day of July 2000.


                                           /s/
                                           Miles Mochizuki, Acting Secretary and
                                           Acting Chief Financial Officer